                                                                       Exhibit 2


             ACQUISITION OF ADVANCED ILLUMINATION TECHNOLOGIES, INC.
                                       BY
                            GLOTECH INDUSTRIES, INC.

                        AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION ("Agreement") is entered into by and between ADVANCED ILLUMINATION TECHNOLOGIES, INC., a Florida corporation, ("AITI"), UTEK CORPORATION, a Delaware corporation, ("UTEK"), and GLOTECH INDUSTRIES, INC., a Nevada corporation, ("GTHI").

         WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of AITI ("AITI Shares"); and

         WHEREAS, before the Closing Date, AITI has acquired the license for the fields of use as described in the License Agreement, a part of Exhibit "A" attached to and made a part of this Agreement ("License Agreement") and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement ("Technology").

         WHEREAS, the parties desire to provide for the terms and conditions upon which AITI will be acquired by GTHI in a, stock-for-stock exchange ("Acquisition") in accordance with the respective corporation laws of their state, upon consummation of which all AITI Shares will be owned by GTHI, and all issued and outstanding AITI Shares will be exchanged for common stock of GTHI with terms and conditions as set forth more fully in this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

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                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

         1.01     The Acquisition

         (a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all AITI Shares shall be acquired from UTEK by GTHI in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of AITI, as a wholly-owned subsidiary of GTHI, shall continue after the closing.

         (b) Effective Date. The Acquisition shall become effective ("Effective Date") upon the execution of this Agreement and closing of the transaction.

         1.02     Exchange of Stock. At the Effective Date, by virtue of the
Acquisition:

         All of the AITI Shares that are issued and outstanding at the Effective Date shall be exchanged for 1,000,000 unregistered shares of common stock of GTHI ("GTHI Shares"), which by agreement of the shareholders of AITI shall be issued as follows:

SHAREHOLDER              NUMBER OF GTHI SHARES
-----------              ---------------------
UTEK CORPORATION              1,000,000

         1.03     Effect of Acquisition.

         (a) Rights in AITI Cease. At and after the Effective Date, the holder of each certificate of common stock of AITI shall cease to have any rights as a shareholder of AITI.

         (b) Closure of AITI Shares Records. From and after the Effective Date, the stock transfer books of AITI shall be closed, and there shall be no further registration of stock transfers on the records of AITI.

         1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place on or before June 23rd, 2003 ("Closing Date") unless extended by mutual consent of the parties in writing.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.01 Representations and Warranties of UTEK and AITI. UTEK and AITI represent and warrant to GTHI that the facts set forth below are true and correct:

         (a) Organization. AITI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they

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have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of AITI have been provided to GTHI and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of AITI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and AITI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         (c) Capitalization. The authorized capital of AITI consists of 1,000,000 shares of common stock with a par value $1.00 per share. At the date of this Agreement, 1,000 AITI Shares are issued and outstanding as follows:

SHAREHOLDER                             NUMBER OF AITI SHARES
-----------                             ---------------------
UTEK CORPORATION                                1,000

All issued and outstanding AITI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. AITI is not authorized to issue any preferred stock. All dividends on AITI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring AITI to issue any AITI Shares or securities convertible into AITI Shares to anyone for any reason whatsoever. None of the AITI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which AITI or UTEK is a party and will not create a default under any such obligation or under any agreement to which AITI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of AITI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of AITI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of AITI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this

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Agreement nor the fulfillment of or compliance by AITI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, AITI or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which AITI or UTEK is a party or by which AITI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by AITI and UTEK or performance of the obligations of AITI and UTEK hereunder or under any other agreement to which AITI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to AITI or its assets or business.

         (h) Title to Assets. AITI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of AITI. AITI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

         (i)      Intellectual Property

                  (1) The United States Centers for Disease Control (CDC) as represented by the National Institute of Occupational Safety and Health (NIOSH) owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Invention listed in Exhibit A hereto, and

                  (2) The Technology was invented by Ronald S. Conti and Linda L. Chasko ("Inventor"). The Inventor, has assigned all of their rights, title and interests in the Technology to the CDC, and

                  (3) The License Agreement between the CDC and AITI covering the Invention is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

                  (4) Except as otherwise set forth in this Agreement, GTHI acknowledges and understands that AITI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

                  (5) Except as otherwise expressly set forth in this Agreement, AITI and

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UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

         (j) Liabilities of AITI. AITI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

         (k) Financial Statements. The unaudited financial statements of AITI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly AITI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. AITI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of AITI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to AITI or UTEK that would prevent the financial statements of AITI from being audited in accordance with generally accepted accounting principles.

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by AITI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of AITI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from AITI by any taxing authority, have been properly paid, except to the extent reflected on AITI's financial statements, where AITI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. AITI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is AITI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. AITI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. AITI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon AITI. AITI is not and has never been a party to any tax sharing agreements with any other person or entity.

         (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, AITI has not, and without the written consent of GTHI, it will not have:

                  (1) Sold, encumbered, assigned let lapsed or transferred any of its

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material assets, including without limitation the Intellectual Property, the
Patent License Agreement or any other material asset;

                  (2) Amended or terminated the Patent License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the Patent License Agreement or any other material agreement;

                  (3) Suffered any damage, destruction or loss whether or not in control of AITI;

                  (4) Made any commitments or agreements for capital expenditures or otherwise;

                  (5) Entered into any transaction or made any commitment not disclosed to GTHI;

                  (6) Incurred any material obligation or liability for borrowed money;

                  (7) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of AITI; or

                  (8) Taken any action which could reasonably be foreseen to make any of the representations or warranties made by AITI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

         (n) Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between AITI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), has been provided to GTHI and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of AITI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. AITI is not in default of any of the Contracts. In addition:

                  (1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to AITI; and

                  (2) There are no outstanding operating agreements, lease agreements or similar agreements by which AITI is bound; and

                  (3) The complete final drafts of the License Agreement have has been provided to GTHI; and

                  (4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

                  (5) There are no outstanding agreements or commitments to sell, lease or

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otherwise dispose of any of AITI's property; and

                  (6) There are no breaches of any agreement to which AITI is a party.

         (o) Compliance with Laws. AITI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of AITI or UTEK, threatened against AITI, the Technology, Patent License Agreement, Consulting Agreement or Research Agreement affecting its assets or business (financial or otherwise), and neither AITI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of AITI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of AITI or the transactions contemplated.

         (q) Employees. AITI has no and never had any employees. AITI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. AITI is not in violation of any law, regulation relating to employment of employees.

         (r) Neither AITI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on AITI or its business, assets or condition (financial or otherwise) or prospects.

         (s) Employee Benefit Plans. AITI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

         (t) Books and Records. The books and records of AITI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) No Broker's Fees. Neither UTEK nor AITI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

         (v) Full Disclosure. All representations or warranties of UTEK and AITI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on

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their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         2.02 Representations and Warranties of GTHI. GTHI represents and warrants to UTEK and AITI that the facts set forth are true and correct.

         (a) Organization. GTHI is a corporation duly organized, validly existing and in good standing under the laws of Florida, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of GTHI; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         (c) Capitalization. The authorized capital of GTHI consists of 15,800,000 shares of common stock with a par value per share ("GTHI Shares"); and on the Effective Date of the Acquisition, 16,800,000 GTHI Shares (which will include the 1,000,000 GTHI Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding GTHI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which GTHI is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of GTHI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of GTHI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by GTHI with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

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         (g)      Consents. Assuming the correctness of UTEK and AITI's
representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to GTHI or its assets or business.

         (h) Financial Statements. The unaudited financial statements of GTHI attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. GTHI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of GTHI except as specifically set forth in the GTHI financial statements.

         (i) Full Disclosure. All representations or warranties of GTHI are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         (j) Compliance with Laws. GTHI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of GTHI, threatened against GTHI materially affecting its assets or business (financial or otherwise), and GTHI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (l) GTHI has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on GTHI or its business, assets or condition (financial or otherwise) or prospects.

         2.03 Investment Representations of UTEK. UTEK represents and warrants to GTHI that:

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in GTHI Shares

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pursuant to the Acquisition. It is able to bear the economic risk of the investment in GTHI Shares, including the risk of a total loss of the investment in GTHI Shares. The acquisition of GTHI Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to GTHI is true and correct. It has conducted all investigations and due diligence concerning GTHI to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of GTHI concerning GTHI Shares and the business and financial condition of and prospects for GTHI, and the officers and directors of GTHI have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (b)      Stock Transfer Restrictions.

         UTEK acknowledges that the GTHI Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the GTHI Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the follow form on the stock certificate representing GTHI Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                   ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

         3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

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         3.04     Covenants. Except as permitted in writing, each party agrees that it will:

         (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

         (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

         (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

         4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

         4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

         4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the AITI Shares or the right of AITI or UTEK to consummate the Acquisition contemplated hereunder.

         4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

         4.05. The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

         4.06. To the best knowledge of UTEK and AITI, the License Agreement is valid and in full force and effect without any default in this Agreement.

         4.07. GTHI shall have received, at or within 5 days of Closing Date, each of the following:

         (a) the stock certificates representing the AITI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

         (b) all documentation relating to the AITI's business, all in a form and substance satisfactory to GTHI;

         (c) such agreements, files and other data and documents pertaining to AITI's business as GTHI may reasonably request;

         (d) copies of the general ledgers and books of account of AITI, and all federal, state and local income, franchise, property and other tax returns filed by AITI since the inception of AITI;

         (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of AITI in Florida;

         (f) the original corporate minute books of AITI, including the articles of incorporation and bylaws of AITI, and all other documents filed in this Agreement;

         (g) all consents, assignments or related documents of conveyance to give GTHI the benefit of the transactions contemplated hereunder;

         (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of GTHI and AITI, and

         (i) such other documents, instruments or certificates as GTHI, or their counsel may reasonably request.

         4.08. GTHI shall have completed due diligence investigation of AITI to GTHI's satisfaction in their sole discretion.

         4.09. GTHI shall receive the resignation effective the Closing Date of each director and officer of AITI.

                                    ARTICLE 5
                                   LIMITATIONS

         5.01.    Survival of Representations and Warranties.

         (a) The representations and warranties made by UTEK and AITI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

         (b) The representations and warranties made by GTHI shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

         5.02. Limitations on Liability. Notwithstanding any other provision to this Agreement the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000 and then such liability shall apply only to matters in excess of $1,000.

                                    ARTICLE 6
                                    REMEDIES

         6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by GTHI, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

         8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

         8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

         8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

         8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

         8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

         8.09 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

GLOTECH INDUSTRIES, INC.                     ADVANCED ILLUMINATION
                                             TECHNOLOGIES, INC.

By: _______________________________          By: ____________________________
    Heinz Fraunhoffer                            SAM I. REIBER
    President and CEO                            President

     Address:                                    Address:
     2153 Southeast Hawthorne Road, Suite 112    202 South Wheeler Street

     Gainesville, FL 32641                       Plant City, Florida 33566

UTEK CORPORATION

By:___________________________
   Clifford M. Gross, Ph.D.
   Chief Executive Officer

   Address:
   202 South Wheeler Street
   Plant City, Florida 33566

                                    EXHIBIT A

                             OUTSTANDING AGREEMENTS

                   NONEXCLUSIVE LICENSE AGREEMENT WITH THE CDC

                              PUBLIC HEALTH SERVICE

                      PATENT LICENSE AGREEMENT-NONEXCLUSIVE

                                   COVER PAGE

Patent License Number:_________________________________________________________

Serial Number(s) of Licensed Patent(s):
US Patent Application Serial No. 10/086,773entitled "Lighted Line," filed February 28, 2002.

Licensee: Advanced Illumination Technologies, Inc.
          202 South Wheeler Street
          Plant City, Florida 33563

CRADA Number (if applicable):___________________________________________________

Additional Remarks: ADVANCED ILLUMINATION TECHNOLOGIES, INC. PLANS TO BE
                    IMMEDIATELY ACQUIRED BY GLOTECH INDUSTRIES INC.

Address:
Glotech Industries, Inc.
2153 S.E. Hawthorne Rd.
Suite 112
Gainesville, Florida 32641

         Public Benefit (s): Enhancement of miner safety as well as enhanced safety of other work and recreational activities.

This Patent License Agreement, hereinafter referred to as THE "AGREEMENT," consists of this Cover Page, an attached AGREEMENT, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), Appendix E (Benchmarks), and Appendix F (Commercial Development Plan). The Parties to this AGREEMENT are:

1) The National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug Administration ("FDA"), hereinafter singly or collectively referred to as "PHS," agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS"); and

2) The person, corporation, or institution identified ABOVE AND/OR ON THE Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as "Licensee."

                    PHS PATENT LICENSE AGREEMENT-NONEXCLUSIVE

PHS and LICENSEE agree as follows:

BACKGROUND

         1.01 In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

         1.02 By assignment of rights from PHS employees and other inventors, DHHS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and/or foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

         1.03 The Secretary of DHHS has delegated to PHS the authority to enter into this AGREEMENT for the licensing of rights to these inventions.

         1.04 PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

         1.05 LICENSEE desires to license these inventions for commercial use.

..DEFINITIONS

         2.01 "BENCHMARKS" mean the performance milestones that are set forth in Appendix E.

         2.02 "COMMERCIAL DEVELOPMENT PLAN" means the written commercialization plan attached as Appendix F.

         2.03 "FIRST COMMERCIAL SALE" means the initial transfer by or on behalf of LICENSEE or its sublicensees of LICENSED PRODUCTS or the initial practice of a LICENSED PROCESS by or on behalf of LICENSEE or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

         2.04     "GOVERNMENT" MEANS the Government of the United States of
                  America.

         2.05 "LICENSED FIELDS OF USE" means the field(s) of use identified in Appendix B.

         2.06     "LICENSED PATENT RIGHTS" shall mean:

                  a) Patent applications including provisional patent applications and PCT patent applications, and/or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, AND EXTENSIONS OF ALL SUCH PATENTS;

                  b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; and iv) any reissues, reexaminations, AND EXTENSIONS OF ALL SUCH PATENTS;

                  c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all counterpart foreign applications and patents to a) and b) above, including those listed in Appendix A.

                  LICENSED PATENT RIGHTS shall not include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in a) above.

         2.07 "LICENSED PROCESS(ES)" means processes which, in the course of being practiced would, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.08 "LICENSED PRODUCT(S)" means tangible materials which, in the course of manufacture, use, offer to sell, sale, or importation would, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.09 "LICENSED TERRITORY" means the geographical area identified in Appendix B.

         2.10 "NET SALES" means the total gross receipts for sales of LICENSED PRODUCTS or practice of LICENSED PROCESSES by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making LICENSED PRODUCTS available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or sublicensees, and on its payroll, or for the cost of collections.

         2.11 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or GOVERNMENT regulations available to the public on reasonable terms.

                                   GRANT OF RIGHTS

         3.01 PHS hereby grants and LICENSEE accepts, subject to the terms and conditions of this AGREEMENT, a nonexclusive license under the LICENSED PATENT RIGHTS in the LICENSED TERRITORY to make and have made, to use and have used, and to sell and have sold, to offer to sell, and to import any LICENSED PRODUCTS in the LICENSED FIELDS OF USE and to practice and have practiced any LICENSED PROCESSES in the LICENSED FIELDS OF USE.

         3.02 This AGREEMENT confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than LICENSED PATENT RIGHTS regardless of whether such patents are dominant or subordinate to LICENSED PATENT RIGHTS.

SUBLICENSING

         4.01 Upon written approval by PHS, which approval will not be unreasonably withheld, LICENSEE may enter into sublicensing agreements under the Licensed Patent Rights.

         4.02 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.01 5.02, 8.01, 10.01, 10.02, 12.05 and 13.07-13.08 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Paragraphs to all sublicense agreements.

         4.03 Any sublicenses granted by Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and PHS, at the option of the sublicensee, upon termination of this Agreement under
                  Article 13. Such conversion is subject to PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

         4.04 Licensee agrees to forward to PHS a copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of such agreement. To the extent permitted by law, PHS agrees to maintain each such sublicense agreement in confidence.

STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

         5.01 Prior to the FIRST COMMERCIAL SALE, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use.

         5.02 LICENSEE agrees that products used or sold in the United States embodying LICENSED PRODUCTS or produced through use of LICENSED PROCESSES shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

ROYALTIES AND REIMBURSEMENT

         6.01 LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C within thirty
                  (30) days from the date that this AGREEMENT becomes effective.

         6.02 LICENSEE agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. The minimum annual royalty due for the first calendar year of this AGREEMENT may be prorated according to the fraction of the calendar year remaining between the effective date of this AGREEMENT and the next subsequent January 1.

         6.03 LICENSEE agrees to pay PHS earned royalties as set forth in Appendix C.

         6.04 LICENSEE agrees to pay PHS benchmark royalties as set forth in Appendix C and Appendix E

         6.05 A patent or patent application licensed under this AGREEMENT shall cease to fall within the LICENSED PATENT RIGHTS for the purpose of computing the earned royalty and payments in any given country on the earliest of the dates that a) the application has been abandoned and not continued, b) the patent expires or irrevocably lapses, or c) the claim has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

         6.06 No multiple royalties shall be payable because any LICENSED PRODUCTS or LICENSED PROCESSES are covered by more than one of the LICENSED PATENT RIGHTS.

         6.07 On sales of LICENSED PRODUCTS by LICENSEE to sublicensees or affiliated parties or on sales made in other than an arm's-length transaction, the value of the NET SALES attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

         6.08 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS prior to the effective date of this AGREEMENT, LICENSEE shall pay to PHS, as an additional royalty, within sixty (60) days of PHS's submission of a statement and request for payment to LICENSEE, an amount equivalent to such patent expenses previously incurred by PHS.

         6.09 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS on or after the effective date of this AGREEMENT, PHS, at its sole option, may require LICENSEE:

                  A. To pay PHS on an annual basis, within sixty (60) days of PHS'S submission of a statement and request for payment, a royalty amount equivalent to a prorated share of all such patent expenses incurred during the previous calendar year(s); or

                  B. To pay such expenses directly to the law firm employed by PHS to handle such functions. However, in such event, PHS and not LICENSEE shall be the client of such law firm.

                  LICENSEE'S prorated share of patent expenses shall be determined by dividing the patent expenses by the number of licensees of the patent at the time the expenses were incurred.

                  In limited circumstances, LICENSEE may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the LICENSED PATENT RIGHTS. In that event, LICENSEE shall directly pay the attorneys or agents engaged to prepare, file, prosecute or maintain such patent applications or patents and shall provide to PHS copies of each invoice associated with such services as well as documentation that such invoices have been paid.

         6.10 LICENSEE may elect to surrender its rights in any country of the LICENSED TERRITORY under any LICENSED PATENT RIGHTS upon ninety (90) days written notice to PHS and owe no payment obligation under Article 6.10 for patent-related expenses incurred in that country after the effective date of such written notice.

PATENT FILING, PROSECUTION, AND MAINTENANCE

         7.01 PHS agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS.

RECORD KEEPING

         8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, sold, or imported and LICENSED PROCESSES practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period, and shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve
                  (12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.07 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

         8.02 LICENSEE agrees to conduct an audit of sales and royalties conducted by an independent auditor at least every two (2) years if annual sales of the LICENSED PRODUCT or LICENSED PROCESSES are over two (2) million dollars. The audit shall address, at a minimum, the amount of gross sales by or on behalf of LICENSEE during the audit period, terms of the license as to percentage or fixed royalty to be remitted to the GOVERNMENT, the amount of royalty funds owed to the GOVERNMENT under this AGREEMENT, and whether the royalty amount owed has been paid to the GOVERNMENT and is reflected in the records of the LICENSEE. The audit shall also indicate the PHS license number, product, and time period being audited. A report certified by the auditor shall be submitted promptly by the auditor directly to PHS on completion. LICENSEE shall pay for the entire cost of the audit.

REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

         9.01 Prior to signing this AGREEMENT, LICENSEE has provided to PHS the COMMERCIAL DEVELOPMENT PLAN at Appendix F, under which LICENSEE intends to bring the subject matter of the LICENSED PATENT RIGHTS to the point of PRACTICAL APPLICATION. This COMMERCIAL DEVELOPMENT PLAN is hereby incorporated by reference into this Agreement. Based on this plan, performance BENCHMARKS are determined as specified in Appendix E.

         9.02 LICENSEE shall provide written annual reports on its product development progress or efforts to commercialize under the COMMERCIAL DEVELOPMENT PLAN for each of the LICENSED FIELDS OF USE within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, marketing, importing, and sales during the preceding calendar year, as well as plans for the present calendar year. PHS also encourages these reports to include information on any of LICENSEE'S public service activities that relate to the LICENSED PATENT RIGHTS. If reported progress differs from that projected in the COMMERCIAL DEVELOPMENT PLAN and BENCHMARKS, LICENSEE shall explain the reasons for such differences. In any such annual report, LICENSEE may propose amendments to the COMMERCIAL DEVELOPMENT PLAN, acceptance of which by PHS may not be denied unreasonably. LICENSEE agrees to provide any additional information reasonably required by PHS to evaluate LICENSEE'S performance under this AGREEMENT. LICENSEE may amend the BENCHMARKS at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of LICENSEE to extend the time periods of this schedule if such request is supported by a reasonable showing by LICENSEE of diligence in its performance under the COMMERCIAL DEVELOPMENT PLAN and toward bringing the LICENSED PRODUCTS to the point of practical application as defined in 37 CFR 404.3(d). LICENSEE shall amend the COMMERCIAL DEVELOPMENT PLAN and BENCHMARKS at the request of PHS to address any LICENSED FIELDS OF USE not specifically addressed in the plan originally submitted.

         9.03 LICENSEE shall report to PHS the dates for achieving Benchmarks specified in Appendix C and/or Appendix E and the FIRST COMMERCIAL SALE in each country in the LICENSED TERRITORY within thirty (30) days of such occurrence.

         9.04 LICENSEE shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the LICENSED PRODUCTS sold or LICENSED PROCESSES practiced by or on behalf of LICENSEE in each country within the LICENSED TERRITORY, the NET SALES, and the amount of royalty accordingly due. With each such royalty report, LICENSEE shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of LICENSEE and shall include a detailed listing of all deductions made under Paragraph 2.10 to determine NET SALES made under Article 6 to determine royalties due.

         9.05 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to "CDC/ Technology Transfer" and shall reference the licensing agreement number assigned by the Centers for Disease Control and Prevention (CDC). All payments required by the AGREEMENT shall be sent to the following address: Centers for Disease Control and Prevention, Technology Transfer Office, 1600 Clifton Road, N.E., (MS-E67), Atlanta, Georgia 30333. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by LICENSEE. The royalty report required by Paragraph 9.04 of this AGREEMENT shall accompany each such payment and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this AGREEMENT.

         9.06 LICENSEE shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay any such tax and be responsible for all filings with appropriate agencies of foreign governments.

         9.07 Interest and penalties may be assessed by PHS on any overdue payments in accordance with the Federal Debt Collection Act. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

         9.08 All plans and reports required by this Article 9 and marked "confidential" by LICENSEE shall, to the extent permitted by law, be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of such records by the PHS under the Freedom of Information Act, 5 U.S.C. Section 552 shall be subject to the pre-disclosure notification requirements of 45 CFR Section 5.65(d).

PERFORMANCE

         10.01 LICENSEE shall use its reasonable best efforts to bring the License Products and Licensed Processes to Practical Application. "Reasonable best efforts" for the purposes of this provision shall include adherence to the COMMERCIAL DEVELOPMENT PLAN at Appendix F and performance of the BENCHMARKS at Appendix E. The efforts of a sublicensee shall be considered the efforts of LICENSEE.

         10.02 Upon the FIRST COMMERCIAL SALE, until the expiration of this Agreement, LICENSEE shall use its reasonable best efforts to make LICENSED PRODUCTS and LICENSED PROCESSES reasonably accessible to the United States public.

INFRINGEMENT AND PATENT ENFORCEMENT

         11.01 PHS and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the LICENSED PATENT RIGHTS, as well as any facts which may affect the validity, scope, or enforceability of the LICENSED PATENT RIGHTS of which either Party becomes aware.

         11.02 In the event that a declaratory judgment action alleging invalidity of any of the LICENSED PATENT RIGHTS shall be brought against PHS, PHS agrees to notify LICENSEE that an action alleging invalidity has been brought. PHS does not represent that it will commence legal action to defend against a declaratory action alleging invalidity. LICENSEE shall take no action to compel the GOVERNMENT either to initiate or to join in any such declaratory judgment action. Should the GOVERNMENT be made a party to any such suit by motion or any other action of LICENSEE, LICENSEE shall reimburse the GOVERNMENT for any costs, expenses, or fees which the GOVERNMENT incurs as a result of such motion or other action. Upon LICENSEE's payment of all costs incurred by the GOVERNMENT as a result of LICENSEE's joinder motion or other action, these actions by LICENSEE will not be considered a default in the performance of any material obligation under this AGREEMENT.

NEGATION OF WARRANTIES AND INDEMNIFICATION

         12.01    PHS offers no warranties other than those specified in Article
                  1.

         12.02 PHS does not warrant the validity of the LICENSED PATENT RIGHTS and makes no representations whatsoever with regard to the scope of the LICENSED PATENT RIGHTS, or that the LICENSED PATENT RIGHTS may be exploited without infringing other patents or other intellectual property rights of third parties.

         12.03 PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

         12.04 PHS does not represent that it will commence legal actions against third parties infringing the LICENSED PATENT RIGHTS.

         12.05 LICENSEE shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of a) the use by or on behalf of LICENSEE, its sublicensees, directors, employees, or third parties of any LICENSED PATENT RIGHTS, or
                  b) the design, manufacture, distribution, or use of any LICENSED PRODUCTS, LICENSED PROCESSES or materials by LICENSEE, or other products or processes developed in connection with or arising out of the LICENSED PATENT RIGHTS. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

TERM, TERMINATION, AND MODIFICATION OF RIGHTS

         13.01 This AGREEMENT is effective when signed by all parties and shall extend to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this

                  Article 13.

         13.02 In the event that LICENSEE is in default in the performance of any material obligations under this AGREEMENT, including but not limited to the obligations listed in Article 13.05, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this AGREEMENT by written notice, and pursue outstanding amounts owed through procedures provided by the Federal Debt Collection Act.

         13.03 In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, LICENSEE shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this AGREEMENT immediately upon LICENSEE's receipt of written notice.

         13.04 LICENSEE shall have a unilateral right to terminate this AGREEMENT and/or any licenses in any country by giving PHS sixty (60) days written notice to that effect.

         13.05 PHS shall specifically have the right to terminate or modify, at its option, this AGREEMENT, if PHS determines that the
                  LICENSEE: 1) is not executing the COMMERCIAL DEVELOPMENT PLAN submitted with its request for a license and the LICENSEE cannot otherwise demonstrate to PHS's satisfaction that the LICENSEE has taken, or can be expected to take within a reasonable time, effective steps to achieve practical application of the LICENSED PRODUCTS or LICENSED PROCESSES; 2) has not achieved the Benchmarks as may be modified under Paragraph 9.02; 3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by the license agreement; 4) has committed a material breach of a covenant or agreement contained in the license; 5) is not keeping LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public after commercial use commences; 6) cannot reasonably satisfy unmet health and safety needs; or 7) cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.02 unless waived. In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to LICENSEE providing LICENSEE specific notice of, and a ninety (90) day opportunity to respond to, PHS's concerns as to the previous items 1) to 7). If LICENSEE fails to alleviate PHS's concerns as to the previous items 1) to 7) or fails to initiate corrective action to PHS's satisfaction, PHS may terminate this AGREEMENT.

         13.06 PHS reserves the right according to 35 U.S.C. Section 209(f)(4) to terminate or modify this AGREEMENT if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

         13.07 Within thirty (30) days of receipt of written notice of PHS'S unilateral decision to modify or terminate this AGREEMENT, LICENSEE may, consistent with the provisions of 37 CFR 404.11, appeal the decision by written submission to the designated PHS official. The decision of the designated PHS official shall be the final agency decision. LICENSEE may thereafter exercise any and all administrative or judicial remedies that may be available.

         13.08 Within ninety (90) days of termination of this AGREEMENT under this Article 13, a final report shall be submitted by LICENSEE. Any royalty payments, including those incurred but yet paid (e.g., full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03. Unless otherwise specifically provided for under this AGREEMENT, upon termination or expiration of this AGREEMENT, LICENSEE shall return all LICENSED PRODUCTS or materials included within the LICENSED PATENT RIGHTS to PHS or provide PHS with certification of the destruction thereof.

GENERAL PROVISIONS

         14.01 Neither Party may waive or release any of its rights or interests in this AGREEMENT except in writing. The failure of the GOVERNMENT to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right by the GOVERNMENT or excuse a similar subsequent failure to perform any such term or condition by LICENSEE.

         14.02 This AGREEMENT constitutes the entire agreement between the Parties relating to the subject matter of the LICENSED PATENT RIGHTS, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this AGREEMENT.

         14.03 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this AGREEMENT.

         14.04 If either Party desires a modification to this AGREEMENT, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this AGREEMENT or their designees.

         14.05 The construction, validity, performance, and effect of this AGREEMENT shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

         14.06 All notices required or permitted by this AGREEMENT shall be given by prepaid, first class, registered or certified mail properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party. Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

         14.07 This AGREEMENT shall not be assigned by LICENSEE except a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement. LICENSEE shall notify PHS within ten (10) days of any assignment of this Agreement by LICENSEE, and Licensee shall pay PHS, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within thirty (30) days of such assignment.

         14.08 LICENSEE agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including PHS and DHHS regulations and guidelines. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

         14.09 LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant Agency of the U.S. GOVERNMENT or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

         14.10 LICENSEE agrees to mark the LICENSED PRODUCTS or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status.

         14.11 By entering into this AGREEMENT, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this AGREEMENT. LICENSEE shall not state or imply that this AGREEMENT is an endorsement by the GOVERNMENT, PHS, any other GOVERNMENT organizational unit, or any GOVERNMENT employee. Additionally, LICENSEE shall not use the names of NIH, CDC, PHS, or DHHS or the GOVERNMENT or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS.

         14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this AGREEMENT or a breach of this AGREEMENT, except for appeals of modifications or termination decisions provided for in Article 13. LICENSEE agrees first to appeal any such unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

         14.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

         14.14    Paragraphs 4.03, 8.01, 9.06-9.08, 12.01-12.05, 13.08, 13.09,
                  and 14.12 of this AGREEMENT shall survive termination of this AGREEMENT.

                          SIGNATURES BEGIN ON NEXT PAGE

                    PHS PATENT LICENSE AGREEMENT-NONEXCLUSIVE

                                 SIGNATURE PAGE

For PHS:

_______________________________________          ________________
Signature of Authorized PHS Official             Date

Andrew Watkins, J.D., Ph.D.
Director
Technology Transfer Office
Centers for Disease Control and Prevention

Mailing Address for Notices: Technology Transfer Office
                             Centers for Disease Control and Prevention
                             1600 Clifton Road, N.E.
                             Mailstop E-67
                             Atlanta, Georgia 30333   USA

For LICENSEE (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.):

by:

______________________________________           _______________
Signature of Authorized Official                 Date

Sam Reiber
------------
Printed Name

Title: President/ Advanced Illumination Technologies, Inc.

Official and Mailing Address for Notices: 202 South Wheeler Street

                                          Plant City, Florida 33563

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C.Sections 3801-3812 (civil liability) and 18 U.S.C. Section 1001 (criminal liability including fine(s) and/or imprisonment).

                 APPENDIX A--PATENT(S) OR PATENT APPLICATION(S)

PATENT(S) OR PATENT APPLICATION(S):

         US Patent Application Serial No. 10/086,773entitled "Lighted Line," filed February 28, 2002.

               APPENDIX B--LICENSED FIELD(S) OF USE AND TERRITORY

Licensed Field(s) of Use:

                  All fields of use encompassed by Licensed Patent Rights.

Licensed Territory:

                                                      Worldwide

                              APPENDIX C--ROYALTIES

ROYALTIES:

Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of five thousand dollars ($5,000.00 USD) payable within thirty (30) days from the date of this Agreement becomes effective.

Licensee agrees to pay to PHS a nonrefundable minimum annual royalty as follows:

Two Thousand Five Hundred dollars ($2,500) due and payable on January 1, 2004; Seven Thousand Five Hundred dollars ($7,500) due and payable on January 1, 2005; Ten Thousand dollars ($10,000) on January 1, 2006; and
Fifteen Thousand dollars ($15,000) due and payable on January 1 of 2007 and each succeeding year during the term of this Agreement.

Licensee agrees to pay PHS earned royalties on Net Sales by or on behalf of Licensee as follows:

Royalty of three percent (3%) of Net Sales on Licensed Products for Licensed Field of Use.

Licensee agrees to pay PHS sublicensing royalties as follows:

Fifty percent (50%) of all royalties, payments, fees, and income received from sublicensees, but no less than one and one-half percent (1.5%).

Licensee agrees to pay PHS benchmark royalties as follows:

None

APPENDIX D--Modifications

PHS and LICENSEE agree to the following modifications to the Articles and Paragraphs of this AGREEMENT:

6.08     Delete

6.10     Delete.

13.01    Replace with the following:

         This AGREEMENT is effective when signed by all parties and shall extend for the shorter of twenty (20) years or to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this Article 13.

                     APPENDIX E--BENCHMARKS AND PERFORMANCE

LICENSEE agrees to the following BENCHMARKS for its performance under this AGREEMENT and, within thirty (30) days of achieving a BENCHMARK, shall notify PHS that the BENCHMARK has been achieved.

NoneAPPENDIX F--COMMERCIAL DEVELOPMENT PLAN

Licensee shall expend reasonable efforts and resources to carry out the development and marketing plan submitted with Licensee's application for a license and to bring the Licensed Patent Rights to the point of practical application as defined in Title 37 of the Code of Federal Regulations, Section 404.3(d). Licensee shall offer Licensed Products for sale within eighteen (18) months of the Effective Date of this Agreement unless this period is extended by mutual agreement of the parties. PHS shall not unreasonably withhold approval of any request by Licensee to extend this period if such request is supported by evidence of reasonable efforts by Licensee to bring the Licensed Patent Rights to practical application, including any reasonable and diligent application for regulatory approvals required by any Government agency.

                   US PATENT APPLICATION SERIAL NO. 10/086,773
                ENTITLED "LIGHTED LINE," FILED FEBRUARY 28, 2002

UNITED STATES PATENT APPLICATION                                     20020126473
KIND CODE                                                                     A1
CONTI, RONALD S. ; ET AL.                                     SEPTEMBER 12, 2002

Lighted line

                                    ABSTRACT

A lighted line having an elongate flexible wire-formed bulbless light source is encased in a supportive covering which may include a surrounding rope and tubular sheathing. An electrical power source operatively connected to the wire-formed light source is adapted to energize it to produce light which radiates laterally of the line and emanates through the rope and tubular sheathing.

Inventors:   CONTI, RONALD S.; (Clairton, PA) ; CHASKO, LINDA L.; (Clairton, PA)
Correspondence      KLARQUIST SPARKMAN, LLP
Name and            ONE WORLD TRADE CENTER
Address:            SUITE 1600
                    121 SW SALMON STREET
                    PORTLAND
                    OR
                    97204-2988
                    US

Assignee Name       THE GOVERNMENT OF THE UNITED STATES OF AMERICA AS
and Adress:         REPRESENTED BY THE SECRETARY OF THE
                    DEPARTMENT OF
Serial No.:         086773
Series Code:        10
Filed:              FEBRUARY 28, 2002
U.S. CURRENT CLASS:                            362/84; 362/191; 362/391; 362/396
U.S. CLASS AT PUBLICATION:                     362/84; 362/191; 362/391; 362/396
INTERN'L CLASS:                                                      F21V 009/16

                                     CLAIMS

1. A lighted line comprising an elongate flexible wire-formed light source capable of generating laterally radiating light having an elongate flexible translucent sheathing extending thereabout, an electrical power source operatively connected to said light source adapted to energize said light source, and an elongate flexible covering extending about said light source, said covering constructed to permit light radiating from said light source to pass therethrough.

2. The line of claim 1, wherein said light source comprises a bulbless lighted wire.

3. The line of claim 1, wherein said light source comprises an electroluminescent light source.

4. The line of claim 1, wherein said covering comprises an elongate rope through which said light source extends axially.

5. The line of claim 4, wherein said rope comprises a braided rope having an axially extending opening through which said light source extends.

6. The line of claim 4, wherein said covering further comprises an elongate flexible translucent tube having a central bore through which said rope and light source extend.

7. The line of claim 1, wherein said covering comprises an elongate flexible translucent plastic tube having a central bore through which said light source extends axially.

8. The line of claim 7, which further comprises an elongate rope extending axially through said bore adjacent said light source.

9. The line of claim 1, wherein said light source comprises an electroluminescent light source and said electrical power source comprises a battery electrically connected through an inverter to said light source to provide alternating current to said light source.

10. The line of claim 1, wherein said cover comprises an elongate flexible braided rope through which said light source extends axially, said rope having light passages extending between braided strands in the rope to permit light to pass therethrough.

11. The line of claim 1, wherein the light source comprises multiple elongate light source segments coupled together in end-to-end configuration with each light source segment having a visual characteristic different from the segment adjacent thereto.

12. The line of claim 11, wherein said visual characteristic is color.

13. The line of claim 11, wherein the light source segments comprise electroluminescent light source segments which are electrically connected in series to be energized by a single power source.

14. The line of claim 1, which further comprises a first connector coupled to one end of the line and a second connector coupled to the other end of the line.

15. The line of claim 14, which further comprises a third connector mounted on said line for sliding movement along the line intermediate the first and second connectors.

16. The line of claim 14, wherein a connector comprises a snap lock connector adapted to permit connecting a person to the line.

17. An elongate lighted lifeline comprising an elongate flexible wire-formed light source capable of generating laterally radiating light having an elongate flexible translucent sheathing extending thereabout, an electrical power source operatively connected to said light source adapted to energize said light source, an elongate flexible covering extending about said light source, said covering constructed to permit light radiating from said light source to pass therethrough, and a first connector coupled to one end of the covering and a second connector coupled to the other end of the covering.

18. The lifeline of claim 17, wherein said covering comprises an elongate braided rope having an axially extending opening through which said light source extends.

19. The lifeline of claim 17, wherein said covering comprises an elongate flexible translucent tube having a central bore through which said light source extends.

20. The lifeline of claim 19, which further comprises an elongate rope extending axially through said bore adjacent said light source.

21. The lifeline of claim 17, wherein said light source comprises an electroluminescent light source and said electrical power source comprises a battery electrically connected through an inverter to said light source to provide alternating current to said light source.

22. The lifeline of claim 17, wherein said cover comprises an elongate flexible braided rope through which said light source extends axially, said rope having light passages extending between braided strands in the rope to permit light to pass therethrough.

23. The lifeline of claim 17, wherein the light source comprises multiple elongate light source segments coupled together in end-to-end configuration with each light source segment having a visual characteristic different from the segment adjacent thereto.

24. The lifeline of claim 23, wherein the visual characteristic is color.

25. The lifeline of claim 23, wherein the light source segments comprise electroluminescent light source segments which are electrically connected in series to be energized by a single power source.

26. The lifeline of claim 17, which further comprises a third connector mounted on said line for sliding movement along the line intermediate the first and second connectors.

27. The lifeline of claim 26, wherein a connector comprises a snap lock connector adapted to permit connecting a person to the line.

28. The lifeline of claim 17, wherein said light source is capable of producing light throughout a major portion of the length of the lifeline.

29. The lifeline of claim 17, wherein said light source is capable of producing light in a substantially continuous line throughout a major portion of the length of the lifeline.

                                   DESCRIPTION

FIELD OF THE INVENTION

[0001] The present invention relates to a lighted line, and more particularly to a lighted line which has sufficient strength and durability that it may be used in place of a working rope.

BACKGROUND OF THE INVENTION

[0002] There are many instances where it would be desirable to have an elongate flexible line which is self-lighted, yet which has the strength and durability found in a normal working rope.

[0003] Specific applications include use as a lifeline for interconnecting people in environments where visibility may be impaired. Examples of such are darkened tunnels, or smoke-filled buildings. In such instances multiple parties may be attached to a single line at spaced intervals therealong. In the past, where non-lighted lines have been used, they have been subject to tripping hazards, entangling on obstacles, and other problems which cause difficult or dangerous situations for the users.

[0004] Further, lighted lines having sufficient strength and durability also could be used for other activities, such as for tethering or supporting in dark or impaired visibility regions, for entertainment value, such as might be used in jump ropes, and many other applications.

SUMMARY OF THE DISCLOSURE

[0005] An object of the present invention is to provide a novel self-lighted, strong and durable elongate flexible line which may be used in applications where a usual rope may have been used in the past.

[0006] A further object of the invention is the provision of an elongate self-lighted line which may be segmented by different light characteristics, such as colorations, along the length of the line to denote specific positional arrangements.

[0007] Another object of the invention is the provision of a lighted line which requires only small power requirements, such that it is adaptable for use in environments where the use of lighted lines requiring higher electrical power requirements would be unsafe or could produce hazards.

[0008] A still further object of the present invention is to provide an elongate flexible line which produces light radiating outwardly generally from all sides of the line, such that it is visible from any direction.

[0009] Yet another object of the present invention is to provide a novel lighted lifeline which may be used in darkened or otherwise impaired visibility environments for interconnecting multiple parties in an activity such that the lifeline is visible to alleviate tripping and falling problems and to allow personnel working in such environments, or around moving machinery in low light areas, to be seen more easily.

[0010] These and other objects and advantages of the present invention will become more fully apparent upon reading of the following description in light of the following drawings.

BRIEF DESCRIPTION OF THE DRAWINGS

[0011] FIG. 1 is a general view of a number of parties interconnected to each other in what could be a darkened, smoky, or other impaired visibility environment, using a lighted line according to the present invention;

[0012] FIG. 2 is an enlarged view of the lighted line with attachments as it might be used in the illustration of FIG. 1.;

[0013] FIG. 3 is an enlarged perspective view of a section of the lighted line with portions broken away to illustrate component parts of the line; and

[0014] FIG. 4 is an electrical circuit diagram illustrating schematically means for powering the lighted line.

DETAILED DESCRIPTION

[0015] Referring to FIG. 1, a plurality of rescue, or other working team members 10, 12, 14, 16, 18 are illustrated in a potentially impaired visibility environment, such as a mining tunnel 20. The members of the team are operatively connected to an elongate connecting line 22. The lead and tail members of the team 10 and 18, respectively, are connected generally directly to line 22, while members 12, 14, and 16 are connected to line 22 via auxiliary lines, or straps,
26. As is best seen in FIG. 2, line 22 has double locking snap connectors 30 secured to its opposite ends, to which team members 10 and 18 may be connected in a usual fashion. Other double locking snap connectors, such as that indicated generally at 32, are mounted for sliding along line 22 by having line 22 extending through an eye 32a as illustrated in FIG. 3. Carabiners or other styles of connectors indicated generally at 34 in FIG. 2 interconnect straps, or auxiliary lines, 26 to connectors 32. The opposite sets of ends of lines 26 are operatively connected to individual team members in a usual fashion. Swivel connectors (not shown) also may be used in connecting team members to the line. For example swivels could be connected between connectors 30 and line 22, and between connectors 32 and lines 26.

[0016] In this working arrangement as indicated in FIG. 1, connectors 30 at opposite ends of line 32 are connected to the lead and tail team members, while intermediate members 12, 14, and 16, although generally positioned at spaced intervals along line 22, are allowed to move longitudinally along the line due to connectors 32 being slidable along line 22.

[0017] It has been found that when using the usual rope or line, it is difficult for team members to maintain their position in relation to the line, they may get entangled in the line, or trip over such and fall which may cause other team members to fall, or the line may get entangled in other obstacles which presents its own set of problems Further, if there is equipment working in the region and the environment is dark, smoky, or visibility is impaired for some other reason, it is difficult for others to see the workers and their line, again presenting safety hazards.

[0018] In an effort to overcome these and other problems the present device uses a self-lighted line for line 22.

[0019] Explaining further, and referring to FIG. 3, a section of line 22 is shown on an enlarged scale. The line includes an elongate translucent plastic outer tube or sheathing 40. Extending longitudinally through the center of tube 40 is an elongate braided rope 42. The rope 42 is so constructed that light may pass therethrough also. In the illustrated embodiment the rope has openings extending between braided strands through which light may pass. Further, the strands of material in the braided rope may be of a material which allows light to pass therethrough.

[0020] Extending longitudinally through the center of rope 42 is an elongate flexible, bulbless, light wire 44. In the illustrated embodiment the light wire may be a wire-formed electroluminescent light source in the form of an elongate flexible cable which incorporates a pair of electrodes 46, 48 typically made of copper wire. These wires are encased in a surrounding supporting sheath 50 which may be a plastic covering. An electroluminescent material (not shown) is interposed between electrodes 46, 48. The electroluminescent material may typically comprise an electroluminophor powder disposed in a resin. Sheath 50 is made of a flexible translucent material through which light may pass also. The resulting elongated light wire 44 is compact, flexible, and is easily extended through the center of braided rope 42. As is known in the art, the color, or possibly other differentiation characteristics, of the light which may be emitted by the electroluminescent light source, or line, 44 is generally dependent upon the type of electroluminophor powder selected or may be varied by the characteristics of sheath 50.

[0021] The flexible elongate light source, or light wire, 44 may be of the type disclosed in U.S. Pat. No. 5,485,355 entitled "Electroluminescent Light Sources." A source of light wire in the United States which has been found to work well is Live Wire Enterprises at P.O. Box 670081, Flushing, N.Y. 11367.

[0022] A battery pack 60 is shown in FIG. 2 connected to line 22 as an electrical source for operating light source, or wire, 44. As shown in greater detail in FIG. 4, the battery 5 pack 60 includes a battery 62, a switch 64, and an inverter 66. Terminals 68, 70 are operatively connected to electrodes 46, 48. Light source, or wire, 44 includes a pair of terminals 68, 70 which are connected to inverter 66. The inverter 66 also includes input lines 72, 74. Input line 74 is connected directly to one side of battery 62, while line 72 is connected to one side of switch 64. Closing of switch 64 operatively connects battery 62 to inverter 66 which provides alternating current to the light source, or wire, 44. When the switch is open, as shown in FIG. 4, no current flows to light source 44, and thus no light is produced thereby. When switch 64 is closed current is provided to light source 44 and it is in a luminescent condition to produce light.

[0023] The light source, or wire, 44 produces substantially continuous laterally radiating light along a light emitting path, or region, which is coextensive with the length of light source 44. In the illustrated embodiment, the full length of line 22 would be lit by light source 44 extending longitudinally therealong. Since sheath 50, rope 42, and tubing 40 all permit light to pass therethrough, light emanating from light source 44 will be visible radiating laterally along the length of the line.

[0024] In selected operations, it may be desirable to have different longitudinal sections of a line show in different colors, or have other different light characteristics. Thus, as illustrated in FIG. 1, each one quarter length of line 22A, 22B, 22C, 22D, may be colored differently from other quarters of the line. For example, one quarter length of the line may be blue, the next quarter length orange, the next quarter length green, and the final quarter length red. This is accomplished by using lines with different color characteristics connected in series along line 22.

[0025] As is known in the art, the color of the light emitted by an electroluminescent source depends on the type of electroluminophor powder used and/or the characteristics of sheath 50, and thus lines of different colors may be provided to be connected in series to produce sections of different color along the line.

[0026] A specific embodiment of the invention which has been found to work well to provide a lighted team lifeline 22 as shown in FIGS. 1-3 includes four different colored flexible light wires 44 (from Live Wire Enterprises as noted previously) connected in series and passing longitudinally through a 0.6 cm diameter hollow single braided polypropylene rope 42 (336 kg tensile strength). The light wire has four sections, each of which is approximately two meters in length, and each in a different color, such as blue, orange, green, and red, respectively from one end to the other end. The entire length of the braided rope is sheathed with a clear polyvinyl chloride tubing 40. This line structure has double locking snap connectors, such as that indicated at 30, connected thereto by having the opposite end portions of line 22 doubled back and bound.

[0027] Battery pack 60 is connected to one end of the line as indicated schematically in FIGS. 2 and 4. Battery 62 may be a 9 volt battery which will power the light source throughout the full length of the line. The three movable double locking snap connectors 32 are slidably mounted on the line intermediate connectors 30 allowing intermediate team members to move freely along the line to provide flexibility of motion to perform activities needed. When the switch 64 is closed, power from battery 62 causes line 22 to light. The multiple line segments of different colors permit the team members to visualize a normal work spacing along the line, but they can move as needed along the length of the line.

[0028] Although the lighted line has been discussed in detail above as being used as a lighted line to which personnel may be attached, the line may also serve other purposes. Since the line has good tensile strength due to the use of the braided rope 42 and good durability due to the enclosing tube sheathing 40 it allows the line to be used in many other applications. Such other applications where a normal rope would be used, but where a lighted line is beneficial are use as support lines, tethers, leashes, such as may be used for controlling animals in nighttime conditions, jump ropes, or for other entertainment purposes.

[0029] The product is strong, durable, and versatile to provide a wide variety of uses where a lighted line may be desirable.

[0030] While a preferred embodiment of the present invention has been described in detail above, various modifications, alterations, and changes may be made without departing from the spirit and scope of the invention as is defined in the following claims.

                                    * * * * *

                                    EXHIBIT B

                            GLOTECH INDUSTRIES, INC.
                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2003

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2003

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                                    CONTENTS

                                                                PAGE
                                                                ----
-    Independent Auditors' Report . . . . . . . . . . . . .        1

-    Balance Sheet, March 31, 2003. . . . . . . . . . . . .      2-3

-    Statement of Operations, for the period from inception
     on July 18, 2002 through March 31, 2003. . . . . . . .        4

- Statement of Stockholders' Equity, for the period from inception on July 18, 2002 through March 31,


     2003. . . . . . . . . . . . . . . . . . . . . . . . .        5

-    Statement of Cash Flows, for the period from inception
     on July 18, 2002 through March 31, 2003. . . . . . . . .    6-7

-    Notes to Financial Statements. . . . . . . . . . . . . .   8-14

                          INDEPENDENT AUDITORS' REPORT

Board  of  Directors
GLOTECH  INDUSTRIES,  INC.
Gainesville,  Florida

We have audited the accompanying balance sheet of GloTech Industries, Inc. [a development stage company] at March 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period from inception on July 18, 2002 through March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of GloTech Industries, Inc. [a development stage company] as of March 31, 2003, and the results of its operations and its cash flows for the period from inception on July 18, 2002 through March 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/  Pritchett, Siler & Hardy, P.C.
-----------------------------------
PRITCHETT, SILER & HARDY, P.C.

May 14, 2003
Salt Lake City, Utah

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]
                                  BALANCE SHEET
                                     ASSETS

                                               March 31,
                                                 2003
                                               --------
CURRENT ASSETS:
  Cash . . . . . . . . . . . . . . . . . . .  $  133,595
  Employee advances. . . . . . . . . . . . .       1,735
  Inventory. . . . . . . . . . . . . . . . .      30,859


                                              ----------
      Total Current Assets . . . . . . . . .     166,189
                                              ----------

PROPERTY AND EQUIPMENT, net. . . . . . . . .       5,114
                                              ----------

OTHER ASSETS:
  Definite-life intangible assets, net . . .      22,772
  Deferred reorganization costs and advances     255,000
  Security deposit . . . . . . . . . . . . .         500
                                              ----------
      Total Other Assets . . . . . . . . . .     278,272
                                              ----------
                                              $  449,575
                                              ==========

              GLOTECH  INDUSTRIES,  INC.
            [A Development Stage Company]

                    BALANCE SHEET
          LIABILITIES AND STOCKHOLDERS' EQUITY

                                               March 31,
                                                 2003
                                              ----------
CURRENT LIABILITIES:
  Accounts payable . . . . . . . . . . . . .  $   17,434
  Accounts payable - related parties . . . .      36,000
  Accrued expenses . . . . . . . . . . . . .       4,265
  Loans payable - related party. . . . . . .      81,750
                                              ----------
      Total Current Liabilities. . . . . . .     139,449

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value,
    50,000,000 shares authorized,
    15,800,000 shares issued and outstanding       1,580
  Capital in excess of par value . . . . . .     564,420
  (Deficit) accumulated during the
    development stage. . . . . . . . . . . .    (155,874)
                                              ----------
                                                 410,126
  Less: Subscription receivable. . . . . . .    (100,000)
                                              ----------
    Total Stockholders' Equity . . . . . . .     310,126
                                              ----------
                                              $  449,575
                                              ==========

    The accompanying notes are an integral part of this financial statement.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                             STATEMENT OF OPERATIONS

                                             From Inception
                                               on July 18,
                                              2002 Through
                                             March 31, 2003
                                             --------------
REVENUE. . . . . . . . . . . . . . . .      $          868

COST OF GOODS SOLD . . . . . . . . . .                  413

GROSS PROFIT . . . . . . . . . . . . . .                455

EXPENSES:
  General and administrative                        154,746
                                              -------------

LOSS FROM OPERATIONS . . . . . . . . . .           (154,291)

OTHER INCOME (EXPENSE):
  Interest expense . . . . . . . . . . .             (1,583)
                                              -------------

LOSS BEFORE INCOME TAXES . . . . . . . .           (155,874)

CURRENT TAX EXPENSE. . . . . . . . . . .                  -

DEFERRED TAX EXPENSE . . . . . . . . . .                  -
                                              -------------
NET LOSS . . . . . . . . . . . . . . . .      $    (155,874)
                                              =============
LOSS PER COMMON SHARE. . . . . . . . . .      $        (.02)
                                              =============

    The accompanying notes are an integral part of this financial statement.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                   FROM THE DATE OF INCEPTION ON JULY 18, 2002

                             THROUGH MARCH 31, 2003

                                                                  Deficit
                                                                Accumulated
                                     Common Stock          Capital in   During the
                               -------------------------   Excess of    Development    Subscription
                                  Shares       Amount       Par Value      Stage        Receivable
                               -----------  ------------   ----------   -----------    ------------

BALANCE, July 18, 2002. . . .            -  $          -   $        -   $         -    $          -

Common stock issued for
  cash at $.0001 per
  share, July 2002. . . . . .   10,000,000         1,000            -             -               -

Common stock issued for
   license agreement
   valued at $.05 per share,
   November 2002. . . . . . .      200,000            20        9,980             -               -

Common stock issued for
  services rendered valued
  at $.05 per share,
  December 2002 . . . . . . .      100,000            10        4,990             -               -

Common stock issued for
   cash at $.10 per share,

   December 2002. . . . . . .      500,000            50       49,950             -               -

Common stock issued for
    cash at $.10 per share,
    March, 2003 . . . . . . .    4,000,000           400      399,600             -               -

Common stock issued for
   subscription receivable
   at $.10 per share,
   March 2003 . . . . . . . .    1,000,000           100       99,900             -        (100,000)

Net loss for the period ended
  March 31, 2003. . . . . . .            -             -            -      (155,874)              -
                               -----------  ------------   ----------   -----------    ------------
BALANCE, March 31,  2003. . .   15,800,000  $      1,580   $  564,420   $  (155,874)   $   (100,000)
                               ===========  ============  ============  =============  ============

    The accompanying notes are an integral part of this financial statement.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                                                          From Inception
                                                            on July 18,
                                                           2002 Through
                                                          March 31, 2003
                                                          --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . . . .   $     (155,874)


  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Depreciation and amortization . . . . . . . . . . . . .               580
    Non-cash services for stock . . . . . . . . . . . . . .             5,000
    Changes in assets and liabilities:
        (Increase) in employee advances . . . . . . . . . .            (1,735)
        (Increase) in inventory . . . . . . . . . . . . . .           (30,859)
        Increase in accounts payable. . . . . . . . . . . .            17,434
        Increase in accounts payable - related party. . . .            36,000
        Increase in accrued expenses. . . . . . . . . . . .             4,265
                                                               --------------
        Net Cash Provided (Used) by
          Operating Activities. . . . . . . . . . . . . . .          (125,189)
                                                               --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment. . . . . . . . . . . .            (5,649)
  Payments for license agreement. . . . . . . . . . . . . .           (12,817)
  Payment of security deposit . . . . . . . . . . . . . . .              (500)
                                                               --------------
      Net Cash Provided (Used) by
           Investing Activities . . . . . . . . . . . . . .           (18,966)
                                                               --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock. . . . . . . . . .           451,000
  Proceeds from loans payable . . . . . . . . . . . . . . .           116,750
  Repayment of loans payable. . . . . . . . . . . . . . . .           (35,000)
  Payment of deferred reorganization costs and advances              (255,000)
                                                               --------------
        Net Cash Provided by Financing
          Activities. . . . . . . . . . . . . . . . . . . .           277,750
                                                               --------------

NET INCREASE IN CASH. . . . . . . . . . . . . . . . . . . .           133,595

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . .                 -


                                                          --------------
CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .   $      133,595
                                                          ==============

                             GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                                   [Continued]

                                                             From Inception
                                                               on July 18,
                                                              2002 Through
                                                             March 31, 2003
                                                             --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the period for:

    Interest . . . . . . . . . . . . . . . . . . .           $            -
    Income taxes . . . . . . . . . . . . . . . . .           $            -

SUPPLEMENTAL  SCHEDULE  OF  NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

         For the period from inception on July 18, 2002 through March 31, 2003:

                  During November 2002, the Company issued 200,000 shares of stock in exchange for a license agreement valued at $10,000 or $.05 per share.

                  During December 2002, the Company issued 100,000 shares of stock in exchange for services rendered valued at $5,000 or $.05 per share.

                  During March 2003, the Company issued 1,000,000 shares of stock for a subscription receivable of $100,000 or $.10 per share.

    The accompanying notes are an integral part of this financial statement.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - GloTech Industries, Inc. ("the Company") was organized under the laws of the State of Delaware on July 18, 2002. The Company plans to produce products based on electroluminescent technology. The Company has not yet generated significant revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     On March 31, 2003, the Company was acquired by R & R Ranching, Inc. ("R&R") pursuant to an Agreement and Plan of Reorganization signed March 26, 2003. The agreement called for R&R to issue up to 15,800,000 post-split shares of common stock to the shareholders of the Company for at least 80% and up to 100% of the outstanding shares of the Company's common stock wherein the Company became a wholly-owned subsidiary of R&R [See Note 2].

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     CONCENTRATION OF CREDIT RISK - As of March 31, 2003, the Company has cash balances in excess of federally insured amounts of approximately $34,000.

     INVENTORY - Inventory is stated at the lower of cost or market using the first-in, first-out method [See Note 3].

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to five years.

     WEBSITE COSTS - The Company has adopted the provisions of Emerging Issues Task Force 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of March 31, 2003, the Company has capitalized a total of $2,270 of website costs. The Company did not incur any planning costs and did not record any research and development costs for the period from inception on July 18, 2002 through March 31, 2003.

     INTANGIBLE ASSETS - The Company accounts for its intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

     REVENUE RECOGNITION - The Company's revenue comes from the sale of products based on electroluminescent technology. The Company recognizes revenue upon delivery of the product.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     ADVERTISING COSTS - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The Company expensed $26,227 in advertising costs during the period from inception on July 18, 2002 through March 31, 2003.

     RESEARCH AND DEVELOPMENT - Research and development costs are expensed as incurred. The Company expensed $5,790 in research and development costs during the period from inception on July 18, 2002 through March 31, 2003.

     LOSS PER SHARE - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 11]

     STOCK BASED COMPENSATION - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123. Accordingly, the Company has elected to determine net income using previous accounting standards.

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 145, "Rescission of FASB
     Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", were recently issued. SFAS No. 141, 142, 143, 144, 145, 146, 147 and 148 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

     On March 26, 2003, the Company entered into an agreement and plan of reorganization whereby R & R Ranching, Inc. ("R&R") agreed to acquire up to 100% of the Company in a stock for stock exchange. The agreement called for R&R to issue up to 15,800,000 post-dividend shares of common stock to the shareholders of the Company for at least 80% and up to 100% of the outstanding shares of the Company's common stock. The agreement also called for R&R to effect a 2-for-1 forward stock split (effected by dividend). The agreement also provided that 18,800,000 post-dividend shares of R&R common stock would be acquired and cancelled. The Company was required to raise a minimum of $500,000 in a private offering to accredited investors prior to closing. The Company has accounted for the acquisition as closing after the close of business on March 31, 2003. Accordingly, no transactions have been recorded in the accompanying financial statements as a result of the Agreement and Plan of Reorganization, thus, the accompanying financial statements reflect the condition of the Company just prior to acquisition. Included in other assets as deferred reorganization costs and advances at March 31, 2003, is $215,000 which the Company paid into escrow to cover the cost of legal fees and to acquire the 18,800,000 shares of stock for cancellation. Also included is $40,000 which was paid as a finder's fee in connection with the acquisition.

NOTE 3 - INVENTORY

     Inventory consists of the following at:

                         March 31,
                           2003
                        ----------
Finished goods . . .    $    4,278
Raw materials. . . .        26,581
                        ----------
  Total Inventory. .    $   30,859
                        ==========

     The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at March 31, 2003.

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                 March 31,
                                   2003
                                 ----------
Office furniture and equipment.  $    3,379
Website costs..................       2,270
                                 ----------
                                      5,649

Less:  Accumulated depreciation        (535)
                                 ----------
  Net Property and Equipment...  $    5,114
                                 ==========

     Depreciation expense for the period from inception on July 18, 2002 through March 31, 2003 was $535.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - DEFINITE-LIFE INTANGIBLE ASSETS

     Definite-life intangible assets consist of the following at:

                                    March 31,
                                      2003
                                   ----------
License agreement with University
   of Florida Research Foundation  $   21,511

Patent application in process . .       1,306
                                   ----------
                                       22,817
Less: Accumulated amortization. .         (45)
                                   ----------
  Net Intangible assets . . . . .  $   22,772
                                   ==========

     The Company's definite-life intangible assets are being amortized over 20 years with no residual value. Amortization expense for the period from inception on July 18, 2002 through March 31, 2003 was $45. The Company estimates that its amortization expense for each of the next five years will be approximately $1,150 per year.

     The Company has an exclusive license agreement with sublicensing terms with the University of Florida Research Foundation ("UFRF"). The license became effective on May 30, 2002 and was previously held by other unrelated entities but has since been assigned to the Company. The Company issued 200,000 shares of common stock valued at $10,000 or $.05 per share to UFRF as consideration for the license agreement. The license relates to certain patents, pending patents and trademarks for inventions owned by UFRF. The license provides that a royalty be paid to UFTF based on 2% of the selling price. There is no minimum royalty for the first year but there will be an increasing annual minimum royalty beginning at $5,000 for the second year and increasing annually to an $8,000 annual minimum royalty for the fifth year and years thereafter. The Company will also reimburse UFTF for any costs related to the preparation, filing, maintenance, etc. of the trademarks and patents, which as of March 31, 2003 amounted to an additional $11,511.

NOTE 6 - RELATED PARTY TRANSACTIONS

     MANAGEMENT COMPENSATION - As of March 31, 2003, the Company has paid consulting fees of $12,500 and salary of $35,000 to an officer/director of the Company.

     ACCOUNTS PAYABLE - As of March 31, 2003, the Company has accrued consulting fees of $36,000 payable to a shareholder of the Company for management consultation services.

     LOAN PAYABLE - The Company has received various loans from an entity related to shareholders of the Company. At March 31, 2003, a total of $116,750 had been loaned and the unpaid balance was $81,750. Accrued interest at March 31, 2003 amounted to $1,583. The loan was subsequently paid in full with interest at approximately 3.8% per annum.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK

     COMMON STOCK - The Company has authorized 50,000,000 shares of $.0001 par value common stock. During July 2002, in connection with its organization, the Company issued 10,000,000 shares of its previously authorized but unissued common stock. The shares were issued for $1,000 cash (or $.0001 per share).

     During November 2002, the Company issued 200,000 shares of its previously authorized but unissued common stock to UFRF in exchange for a license agreement to use certain patents, pending patents, trademarks, etc. that are related to inventions owned by UFRF. The shares were valued at $10,000, or $.05 per share.

     On December 1, 2002, the Company issued a total of 100,000 shares of its previously authorized but unissued common stock to two consultants for services rendered. The shares were valued at $5,000 or $.05 per share.

     On December 19, 2002, the Company issued 500,000 shares of its previously authorized but unissued common stock for cash of $50,000 or $.10 per share.

     During March 2003, the Company issued 5,000,000 shares of its previously authorized but unissued common stock pursuant to a private offering at $.10 per share. At March 31, 2003, the Company had received proceeds of $400,000 and had recorded a subscription receivable for the remaining $100,000.

NOTE 8 - OPERATING LEASE

     The Company has entered into a lease agreement with the Gainesville Technology Enterprise Center ("GTEC") for office space of approximately 450 square feet and for the use of certain common areas. The lease has an initial term of twelve months commencing on September 1, 2002. Following the initial term, the lease will continue on a month to month basis. The lease will extend no longer than 36 months from the commencement date unless the landlord, in its sole discretion, chooses to extend the lease for an additional 12 month period. Rent payments for the first year will be $350 per month increasing to $413 for the second year and increasing to $450 for the third year. The Company will also be billed separately for the use of certain office services based upon usage. The total amounts paid under this agreement for the period from inception on July 18, 2002 through March 31, 2003 amounted to $3,195.

NOTE 9 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at March 31, 2003 an unused operating loss carryforward of approximately $163,000 which may be applied against future taxable income and which expires in 2023. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $31,100 as of March 31, 2003, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $31,100 for the period from inception on July 18, 2002 through March 31, 2003.

NOTE 11 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                   >From Inception
                                     on July 18,
                                     2002 Through
                                    March 31, 2003
                                   ---------------
Loss from continuing operations
available to common shareholders
(numerator).....................   $      (155,874)
                                   ---------------
Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)...................        10,598,438
                                   ---------------

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                            GLOTECH INDUSTRIES, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS

     SALES AGENT AGREEMENTS - The Company has entered into agreements with its sales agents wherein the Company agrees to pay commissions to its sales agents. The agreements provide for commissions of 10% of sales made by the agents.

     INDEPENDENT CONTRACTOR AGREEMENT - The Company has entered into an independent contractor agreement with Product Design Solutions, Inc. ("PDS") wherein PDS would provide product design, development, and prototyping services. The agreement has a term of one year and provides for an hourly rate for any services that are rendered.

NOTE 13 - SUBSEQUENT EVENTS

     On March 31, 2003, subsequent to the accompanying financial statements, the Company completed its proposed reorganization with R & R Ranching, Inc. [See Note 2].

     In April 2003, the Company repaid loans from related parties totaling $81,750 along with interest of $1,750.

                                    EXHIBIT C

                    ADVANCED ILLUMINATION TECHNOLOGIES, INC.

                               PLANT CITY, FLORIDA

               ---------------------------------------------------

                              FINANCIAL STATEMENTS

                       AND ACCOUNTANTS' COMPILATION REPORT

              FOR THE INTERIM PERIOD JUNE 13, 2003 TO JUNE 19, 2003

                                    CONTENTS

FINANCIAL STATEMENTS:                                                                       PAGE
                                                                                            ----
  Report of Certified Public Accountants                                                     1

  Balance Sheet                                                                              2

  Statement of Operations and Retained Earnings                                              3

  Statement of Cash Flows                                                                    4

  Notes to Financial Statements                                                              5

To the Board of Directors of
     Advanced Illumination Technologies, Inc.

     We have compiled the accompanying balance sheet of Advanced Illumination Technologies, Inc. as of June 19, 2003 and the related statements of operations and retained earnings and cash flows for the interim period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Tampa, Florida

                                                   Ceritified Public Accountants

                    ADVANCED ILLUMINATION TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                  JUNE 19, 2003

                                     ASSETS

ASSETS:
   Cash                                                        $   50,000
   Technology License                                               5,000
                                                               ----------

         TOTAL ASSETS                                          $   55,000
                                                               ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Accrued expenses                                                 5,000
                                                               ----------

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 1,000,000 shares authorized,
       1,000 issued and outstanding                            $    1,000
   Additional paid in capital                                      49,000
   Retained earnings                                                    -
                                                               ----------

         Total stockholders' equity                                50,000
                                                               ----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $   55,000
                                                               ==========

                    ADVANCED ILLUMINATION TECHNOLOGIES, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
              FOR THE INTERIM PERIOD JUNE 13, 2003 TO JUNE 19, 2003

REVENUE                            $   -

EXPENSES:                           None

NET LOSS BEFORE INCOME TAX             -

PROVISION FOR INCOME TAX            None
                                   -----

NET LOSS                               -

RETAINED EARNINGS, JUNE 13, 2003       -
                                   -----

RETAINED EARNINGS, JUNE 19, 2003   $   -
                                   =====

                    ADVANCED ILLUMINATION TECHNOLOGIES, INC.
                             STATEMENT OF CASH FLOWS
              FOR THE INTERIM PERIOD JUNE 13, 2003 TO JUNE 19, 2003

 OPERATING ACTIVITIES:
     Net income                                                                                         None
     Adjustments to reconcile net loss to net cash
         provided by operating activities -
           Technology license                                                                         (5,000)
           Accrued expenses                                                                            5,000
                                                                                                    --------
                Net cash used by operating activities                                                      -
                                                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from capital contributions                                                               50,000
                                                                                                    --------
                Net cash provided by financing activities                                             50,000
                                                                                                    --------

NET INCREASE IN CASH                                                                                  50,000

CASH AT JUNE 13, 2003                                                                                      -
                                                                                                    --------
CASH AT JUNE 19, 2003                                                                               $ 50,000
                                                                                                    ========

                    ADVANCED ILLUMINATION TECHNOLOGIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
              FOR THE INTERIM PERIOD JUNE 13, 2003 TO JUNE 19, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         FORMATION -

             The Corporation was formed under the laws of the State of Florida on June 13 , 2003 and Utek Corporation owns 100% of the outstanding common stock.

         ACCOUNTING BASIS -

             The financial statements were prepared on the accrual basis of accounting.